Exhibit 99.1

Press Release

Spirit MTA REIT Announces

Second Quarter 2019 Financial and Operating Results

- Entered into a definitive agreement to sell the entities that comprise Master Trust 2014 -

- Filed a definitive proxy statement in connection with announced sale of Master Trust 2014 and a Proposed Plan of Voluntary Liquidation -

- Scheduled September 4, 2019 for Special Meeting of Shareholders -

Dallas, TX - August 12, 2019 - Spirit MTA REIT (NYSE: SMTA) ("SMTA," “we” or the "Company"), a net-lease real estate investment trust ("REIT") headquartered in Dallas, Texas, today reported its financial and operating results for the second quarter ended June 30, 2019. Unless otherwise specified, financial and operating information prior to May 31, 2018 reflects the financial and operating information of SMTA's legal predecessor entities.

HIGHLIGHTS

•

On June 2, 2019, we reached a definitive agreement to sell the entities that comprise Master Trust 2014 (the “Master Trust 2014 Sale”), as well as three assets presently owned by Spirit Realty Capital, Inc. (“Spirit”), to Hospitality Properties Trust (“HPT”) for $2.4 billion in total cash consideration, subject to certain adjustments. The Master Trust 2014 Sale is subject to customary conditions, including approval by a majority of SMTA’s shareholders. In connection with the sale, the Master Trust 2014 notes will be redeemed and the related make-whole premium owed as a result of the early repayment will be paid by HPT. Net proceeds to SMTA from this transaction are expected to be approximately $450.0 million.

•

On July 3, 2019, we reached an agreement to sell our distribution center leased to Academy Sports + Outdoors in the Other Properties segment for gross proceeds of $94.0 million and expected net proceeds of $7 million.

•

On August 5, 2019, in connection with the announced Master Trust 2014 Sale, we filed a definitive proxy statement with the Securities and Exchange Commission and set September 4, 2019 as the date for a Special Meeting of Shareholders to vote on the Master Trust 2014 Sale and a proposed Plan of Voluntary Liquidation.

•	As of June 30, 2019, held $113.8 million in cash and cash equivalents.
•	During the second quarter of 2019, recovered $21.3 million of outstanding principal owed under the Shopko B-1 Term Loan.
•

During the second quarter of 2019, disposed of nine properties, all in the Master Trust 2014 segment, for $11.6 million in gross proceeds and $10.9 million in net proceeds. Net proceeds of Master Trust 2014 assets disposed subsequent to March 31, 2019 will be credited to HPT at closing, in accordance with the Master Trust 2014 Sale.

•

Subsequent to quarter-end, the Company disposed of its distribution center leased to Crown Distributing LLC in the Other Properties segment for gross proceeds of $12.2 million and net proceeds of $11.7 million.

CEO COMMENTS

“During the second quarter, having evaluated multiple options, we announced an agreement to sell the entities comprising Master Trust 2014, as well as three assets owned by Spirit, to HPT. We are seeking shareholder approval on September 4, 2019 for the Master Trust 2014 Sale and a plan of voluntary liquidation of our Company. Additionally, we reached an agreement with our Manager, among other things, to reduce the management cost to SMTA during the liquidation process. We have continued to sell assets held outside of Master Trust 2014 and have recovered certain amounts owed under the Shopko B-1 Term Loan. Our overriding focus has been to execute this process expeditiously and efficiently, addressing issues which may unduly delay the timing of the liquidating distributions we intend to make to our shareholders,” stated SMTA Chief Executive Officer and President Ricardo Rodriguez.

PORTFOLIO HIGHLIGHTS

As of June 30, 2019, SMTA's diversified real estate portfolio, comprised of 781 Owned Properties, with 767 and 14 in the Master Trust 2014 and Other Properties segments, respectively, was 97.1% occupied with a weighted average remaining lease term of 8.6 years.

During the six months ended June 30, 2019, SMTA disposed of 12 properties for $17.0 million in gross proceeds. 11 of the properties were within Master Trust 2014 and one property was within the Other Properties segment. Additionally, $157.4 million of CMBS debt was eliminated by the foreclosure of the remaining 85 Shopko assets (83 owned properties and two seller-financed notes on properties) collateralizing the loan.

FINANCIAL RESULTS

Total revenues for the Master Trust 2014 and Other Properties segments were $44.7 million and $5.6 million, respectively, for the three months ended June 30, 2019, compared to $44.8 million and $16.2 million for the same period in 2018. Total revenues for the Master Trust 2014 and Other Properties segments were $90.2 million and $15.6 million, respectively, for the six months ended June 30, 2019, compared to $90.0 million and $31.0 million for the same period in 2018. The decrease in revenues for the Other Properties segment from 2018 to 2019 is primarily a result of the foreclosure on the Shopko assets during the first quarter of 2019.

Net loss attributable to common shareholders was $20.5 million, or $0.48 per diluted share, for the three months ended June 30, 2019, compared to net loss of $0.3 million, or $0.01 per diluted share, for the same period in 2018. Net loss attributable to common shareholders was $62.8 million, or $1.47 per diluted share, for the six months ended June 30, 2019, compared to net loss of $7.9 million, or $0.18 per diluted share, for the same period in 2018.

On May 1, 2019, the Board of Trustees declared a special cash dividend of $0.33 per common share that was paid on July 15, 2019 to holders of record as of June 28, 2019. The Board of Trustees also declared a cash dividend of $0.625 per SMTA Preferred Share and SubREIT’s Board of Directors declared a cash dividend of $45.00 per SubREIT Series A Preferred Share, both of which were paid on June 28, 2019 to holders of record as of June 14, 2019. The amount and timing of any future dividends will be at the discretion of the Board of Trustees and will depend on many factors, including, but not limited to, maintaining the Company's REIT tax status, as applicable, timing and magnitude of disposition activities and working capital needs.

BALANCE SHEET, LIQUIDITY & CAPITAL MARKETS

•	As of June 30, 2019, net investments for the Master Trust 2014 and Other Properties segments were $1.67 billion and $144.5 million, respectively.
•	As of June 30, 2019, total cash was $113.8 million and restricted cash for the Master Trust 2014 and Other Properties segments was $37.3 million and $1.3 million, respectively.
•	As of June 30, 2019, debt for the Master Trust 2014 and Other Properties segments was $1.89 billion and $81.4 million, respectively.
•	As of August 8, 2019, total cash was $105.1 million.
•

As of August 8, 2019, the Company held $55.7 million in restricted cash, comprised of the Master Trust 2014 Reserve Account, Master Trust Liquidity Reserve, Master Trust collection account and other lender-controlled cash.

EARNINGS WEBCAST

The Company has provided pre-recorded comments from management. Interested parties can listen to the presentation via the following:

Internet:	The webcast link can be located on the investor relations page of the Company's website at www.spiritmastertrust.com

Telephone:	(844) 512-2921 (Domestic) / (412) 317-6671 (International)

Available through August 29, 2019 with access code 1135171

ABOUT SPIRIT MTA REIT

Spirit MTA REIT (NYSE: SMTA) is a net-lease REIT headquartered in Dallas, Texas. SMTA owns one of the largest, most diversified and seasoned commercial real estate backed master funding vehicles. SMTA is managed by a wholly-owned subsidiary of Spirit Realty Capital, Inc. (NYSE: SRC), one of the largest publicly traded triple net-lease REITs.

As of June 30, 2019, our diversified portfolio was comprised of 781 Owned Properties and six properties securing mortgage loans made by the Company. Our Owned Properties, with an aggregate gross leasable area of approximately 13.8 million square feet, are leased to approximately 207 tenants across 43 states and 24 industries. More information about Spirit MTA REIT can be found on the investor relations page of the Company's website at www.spiritmastertrust.com.

INVESTOR CONTACT

Investor Relations

(972) 476-1409

SMTAInvestorRelations@SpiritRealty.com

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as "expect," "plan," "will," "estimate," "project," "intend," "believe," "guidance," “approximately,” “anticipate,” “may,” “should,” “seek” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. These forward-looking statements are subject to known and unknown risks and uncertainties that you should not rely on as predictions of future events. Forward-looking statements depend on assumptions, data and/or methods which may be incorrect or imprecise and we may not be able to realize them. The following risks and uncertainties, among others, could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to: industry and economic conditions; the outcome of the shareholder vote to approve the Master Trust 2014 Sale; SMTA’s ability to close the Master Trust 2014 Sale by satisfying the conditions to closing and completing the proposed Master Trust 2014 Sale; SMTA’s dependence on its external manager, a subsidiary of Spirit Realty Capital, Inc., to conduct its business and achieve its investment objectives; unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities; general risks affecting the real estate industry and local real estate markets (including, without limitation, market value of SMTA’s properties, potential illiquidity of SMTA’s remaining real estate investments, condemnations, and potential damage from natural disasters); the financial performance of SMTA’s tenants; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect SMTA or its major tenants; volatility and uncertainty in the financial markets, including potential fluctuations in the consumer price index; risks associated with its failure or unwillingness to maintain SMTA’s status as a REIT under the Internal Revenue Code of 1986, as amended, and other additional risks discussed in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission. SMTA expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

NOTICE REGARDING NON-GAAP FINANCIAL MEASURES

This press release may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Definitions of non-GAAP financial measures, reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included below.

REPORTING DEFINITIONS AND EXPLANATIONS

Annualized Cash Rent represents Annualized Contractual Rent, less any rent reserved for.

Annualized Contractual Rent represents the monthly Contractual Rent multiplied by twelve.

Contractual Rent represents monthly contractual cash rent, excluding percentage rents, from properties owned fee-simple or ground leased, recognized during the final month of the reporting period, adjusted to exclude amounts received from properties sold during that period and adjusted to include a full month of contractual rent for properties acquired during that period. We use Contractual Rent when calculating certain metrics that are useful to evaluate portfolio credit, asset type, industry and geographic diversity and to manage risk.

Gross Investment represents the gross acquisition cost including the contracted purchase price and related capitalized transaction costs.

Liquidity Reserve represents cash held on deposit until there is a cashflow shortfall as defined in the Master Trust 2014 agreements or a liquidation of Master Trust 2014 occurs.

Master Trust 2014 is an asset-backed securitization trust established in 2005, and amended and restated in 2014, which issues non-recourse notes collateralized by commercial real estate, net-leases and mortgage loans from time to time. Indirect special purpose entity subsidiaries of the Company are the borrowers. This liability is discussed in greater detail in our financial statements and the notes thereto included in our periodic reports filed with the SEC.

Occupancy is calculated by dividing the number of economically yielding Owned Properties in the portfolio as of the measurement date by the number of total Owned Properties on said date.

Other Properties are all properties not included in the Master Trust 2014.

Owned Properties refers to properties owned fee-simple or ground leased by Company subsidiaries as lessee.

Real Estate Investment represents the Gross Investment plus improvements less impairment charges.

SMTA Preferred Stock refers to the 10% Series A Cumulative Redeemable Preferred Stock.

Weighted Average Remaining Lease Term is calculated by dividing the sum product of (a) a stated revenue or sales price component and (b) the lease term for each lease by (c) the sum of the total revenue or sales price components for all leases within the sample.

Workout Assets include tenants or properties that are targeted for potential future dispositions or other lease restructurings.

Spirit MTA REIT

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data)

(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Investments:
Real estate investments:
Land and improvements	$760,824	$870,549
Buildings and improvements	1,375,537	1,526,933
Total real estate investments	2,136,361	2,397,482
Less: accumulated depreciation	(446,845)	(459,615)
	1,689,516	1,937,867
Loans receivable, net	26,405	30,093
Intangible lease assets, net	71,051	79,314
Real estate assets held for sale, net	28,090	7,263
Net investments	1,815,062	2,054,537
Cash and cash equivalents	113,825	161,013
Deferred costs and other assets, net	76,752	83,087
Goodwill	7,012	7,012
Total assets	$2,012,651	$2,305,649
Liabilities and deficit
Liabilities:
Mortgages and notes payable, net	$1,974,511	$2,138,804
Intangible lease liabilities, net	15,889	17,676
Accounts payable, accrued expenses and other liabilities	46,810	83,629
Total liabilities	2,037,210	2,240,109

Redeemable preferred equity:
SMTA Preferred Shares, $0.01 par value, $25 per share liquidation preference, 20,000,000 shares authorized: 6,000,000 shares issued and outstanding at both June 30, 2019 and December 31, 2018	150,000	150,000
SubREIT Preferred Shares, $0.01 par value, $1,000 per share liquidation preference, 50,000,000 shares authorized: 5,125 shares issued and outstanding at both June 30, 2019 and December 31, 2018	5,125	5,125
Total redeemable preferred equity	155,125	155,125
Shareholders' deficit:
Common shares, $0.01 par value, 750,000,000 shares authorized; 43,159,931 and 43,000,862 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	432	430
Capital in excess of common share par value	202,264	201,056
Accumulated deficit	(382,380)	(291,071)
Total shareholders' deficit	(179,684)	(89,585)
Total liabilities and deficit	$2,012,651	$2,305,649

Spirit MTA REIT

Consolidated Statements of Operations and Comprehensive (Loss) Income

(In Thousands, Except Share and Per Share Data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rental income	$48,513	$59,644	$101,565	$119,252
Interest income on loans receivable	893	752	2,129	833
Other income	929	562	2,122	941
Total revenues	50,335	60,958	105,816	121,026
Expenses:
General and administrative	1,145	3,571	4,773	9,222
Related party fees	6,392	3,351	13,342	5,081
Transaction costs	4,354	5,525	4,960	8,542
Shopko-related expenses	10,689	—	13,113	—
Property costs (including reimbursable)	1,888	2,251	3,461	3,664
Interest	27,575	27,743	59,910	55,755
Depreciation and amortization	17,321	21,109	36,696	42,102
(Recoveries of) allowance for loan losses and impairment	(1,463)	1,247	4,574	6,072
Total expenses	67,901	64,797	140,829	130,438
Other income (loss):
Loss on debt extinguishment	—	(108)	(21,267)	(363)
Gain on disposition of real estate assets	1,041	4,948	1,519	3,254
Total other income (loss)	1,041	4,840	(19,748)	2,891
(Loss) income before income tax expense	(16,525)	1,001	(54,761)	(6,521)
Income tax expense	(41)	(22)	(75)	(79)
Net (loss) income and total comprehensive (loss) income	(16,566)	979	(54,836)	(6,600)
Preferred dividends	(3,983)	(1,325)	(7,958)	(1,325)
Net loss attributable to common shareholders	$(20,549)	$(346)	$(62,794)	$(7,925)
Net loss per share attributable to common shareholders:
Basic	$(0.48)	$(0.01)	$(1.47)	$(0.18)
Diluted	$(0.48)	$(0.01)	$(1.47)	$(0.18)
Weighted average common shares outstanding:
Basic	42,964,179	42,851,010	42,912,589	42,851,010
Diluted	42,964,179	42,851,010	42,912,589	42,851,010

Spirit MTA REIT

Components of Non-GAAP Financial Measures

(In Millions, Unaudited)

Components of Pro Forma NAV

Master Trust 2014	June 30, 2019
Master Trust 2014 anticipated sale proceeds (1)	$450.0

Academy Distribution Center	June 30, 2019
Academy anticipated sale proceeds	$7.0

Workout Assets	June 30, 2019
Workout Assets Annualized Contractual Rent (2)	$5.8
Real Estate Investment of vacant Workout Assets	$8.6

Other Assets	June 30, 2019
Unrestricted cash	$113.8

Other Liabilities	June 30, 2019
Termination fee (3)	$48.1
Dividends payable	$14.3
Redeemable preferred equity	$155.1

(1)

Net proceeds to SMTA from the Master Trust 2014 Sale are expected to be approximately $450.0 million after taking into consideration (i) redemption of the Master Trust 2014 notes, (ii) purchasing three travel center properties from Spirit, (iii) proceeds from the repayment of the mortgage loans in Master Trust 2014, (iv) cash released by the Master Trust 2014 upon redemption of the notes and (v) certain adjustments for working capital, interim Master Trust 2014 cash flows between signing and closing, and transaction costs.

(2)	Property cost leakage for Workout Assets for the twelve months ended June 30, 2019 was $2.5 million.

(3)

Termination fee is 1.75x the sum of the annualized asset management fee under the Asset Management Agreement of $20.0 million and the annualized property management fee under the Property Management and Servicing Agreement of approximately $7.5 million.

Spirit MTA REIT

Workout Assets Overview as of June 30, 2019

(Dollars and Square Feet In Thousands, Unaudited)

Tenant (1)	Industry	Asset Type	Square Feet		City	State	Zip Code	Annualized Cash Rent (2)(3)		Remaining Lease Term (Years)
PricewatershouseCoopers LLP (4)	Multi-Tenant	Office	164,616		Columbia	SC	29204	$2,193		0.4
Crown Distributing LLC	Distribution	Industrial	93,878		Arlington	WA	98223	845		9.8
Children's Learning Adventure USA, LLC	Education	Retail	25,190		The Woodlands	TX	77384	728		17.6
Children's Learning Adventure USA, LLC	Education	Retail	25,737		East Humble	TX	77398	724		17.6
Children's Learning Adventure USA, LLC	Education	Retail	20,032		Henderson	NV	89052	684		17.6
Neighbors Health System, Inc.	Medical / Other Office	Retail	8,000		Midland	TX	79707	423		8.3
Neighbors Health System, Inc.	Medical / Other Office	Retail	6,500		Orange	TX	77630	200		7.9
7-Eleven, Inc.	Convenience Stores	Retail	1	(5)	Arlington	TX	76011	—	(5)	14.9
Vacant	Vacant	Retail	46,538		Kansas City	KS	66109	—		—
Vacant	Vacant	Retail	28,500		Sacramento	CA	95828	—		—
Vacant	Vacant	Retail	34,395		Denver	CO	80223	—		—
Vacant	Vacant	Retail	8,836		El Paso	TX	79936	—		—
Vacant	Vacant	Retail	6,371		Tyler	TX	75701	—		—

(1)

Tenants represent legal entities ultimately responsible for obligations under the lease agreements or affiliated entities. Other tenants may operate the same or similar business concepts or brands as those set forth above.

(2)	Annualized Cash Rent and Annualized Contractual Rent were equal for the Workout Assets as of June 30, 2019.
(3)	Property cost leakage for the twelve months ended June 30, 2019 for the Workout Assets held as of June 30, 2019 was $2.4 million.
(4)	PricewaterhouseCoopers LLP occupies 135,311 square feet of the multi-tenant building. All Annualized Cash Rents pertain to PricewaterhouseCoopers LLP.
(5)	Tenant provided a rent-free period during tenant's construction phase of its asset.